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                                                                    EXHIBIT 23.3

                CONSENT OF VECTOR SECURITIES INTERNATIONAL, INC.

We hereby consent to the references in the Proxy Statement/Prospectus to our opinion, dated April 1, 1998, with respect to the merger of Walleye Acquisition Corporation, a wholly owned subsidiary of Arterial Vascular Engineering, Inc., with and into World Medical Manufacturing Corporation, and to our firm, respectively, and to the inclusion of such opinion as an appendix to such Proxy Statement/Prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          By:   /s/ D. THEODORE BERGHORST

                                            ------------------------------------
                                            D. Theodore Berghorst
                                            Chairman and Chief Executive Officer

Date: May 20, 1998